SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with any amendments, restatements or supplements hereto, this "Security Agreement") is entered into effective as of __________________, 2004, by SMARTE SOLUTIONS, INC., a Delaware corporation (the "Company") having an address at _________________________________, in favor of ________________, (the "Secured Party").

WHEREAS, Secured Party have this day made a loan (the "Loan") to Company in the principal amount of $__________ evidenced by that one certain Subordinated Promissory Note (the "Note"), of even date herewith, payable to the order of Secured Party.

WHEREAS, Company has this day agreed to grant to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the payment of the Loan and other obligations, upon the terms and conditions hereinafter stated.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to induce Secured Party to make the Loan to Company, Company hereby covenants and agrees with Secured Party, as follows:

ARTICLE I
GENERAL

Section 1.1  Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings as set forth in Annex "A" attached hereto and incorporated herein for all purposes.

Section 1.2  Terms Defined in Code. All terms used herein which are defined in the Code shall have the same meaning herein unless otherwise defined herein or the context otherwise requires.

ARTICLE II
SECURITY INTEREST

Section 2.1  Grant of Security Interest. Company hereby grants and confirms that it has granted to Secured Party a security interest in, a general lien upon, and a right of set-off against the following described Property only (the "Collateral"):

(a)

in the event of a public financing, the Company’s interest, if any, in the escrow account, if any, such that the first monies disbursed upon the breaking of escrow goes to pay off the obligations hereunder;

Section 2.2  Secured Obligations. The security interest in, general lien upon, and right of set-off collectively against the Collateral is granted to Secured Party to secure the following (all of which are herein collectively called the "Secured Obligations"):

(a)

the Obligations;

(b)

the reimbursement when due of all amounts which might be advanced by Secured Party to satisfy amounts required to be paid by Company under this Security Agreement or under any other instrument at any time executed in connection with or as security for the payment of any part of the Secured Obligations or to pay any taxes, insurance premiums, liens, claims and charges against any or all of the Collateral covered by any instrument executed or to be executed by Company to secure any part of the Secured Obligations or any amount secured hereby, together with interest thereon to the extent provided;

(c)

the reimbursement and payment by Company of all advances, charges, costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party  in exercising any right, power or remedy conferred by this Security Agreement or by law (including, but not limited to reasonable attorneys fees and legal expenses incurred by Secured Party in connection with the operation, maintenance or foreclosure of any or all of the Collateral); and

(d)

the performance and payment by Company of all its obligations in this Security Agreement or any other document or agreement now or hereafter executed in connection with or as security for any part of the Secured Obligations or any amount secured hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Security Agreement, Company represents and warrants to Secured Party (which representations and warranties will survive the creation of the Secured Obligations and any extension of credit thereunder) that:

Section 3.1  Ownership and Liens.  To the extent Company will have an interest in and to an escrow account, if any, in the event of a public financing, Company, to the best of its information and belief will own good and indefeasible title to the Collateral free and clear of any other security interest, lien, encumbrance, adverse claim or option.  Company, to the best of its information and belief, has authority to grant a security interest in the Collateral, if any, to Secured Party in the manner provided herein and free and clear of any other security interest, lien, encumbrance, adverse claim or option; no security interest, lien, encumbrance, adverse claim or option has been created by Company or is known by Company to exist with respect to any Collateral; to the best of Company's information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral; at the time the security interest in favor of Secured Party attaches, good and indefeasible title to all after acquired monies included within the Collateral, free and clear of any security interest, lien, encumbrance, adverse claim or option will be vested in Company; and Company's grant of a security interest in the Collateral to Secured Party in the manner provided herein does not result in the creation or imposition of any other security interest, lien, encumbrance, adverse claim or option in favor of any other Person upon any Collateral or any other Property.

Section 3.2  Status of Books and Records.  All Books and Records have been, and those entries hereafter made therein will be, made in the regular course of Company's business; made on the basis of information recorded or transmitted (or to be recorded or transmitted) by a Person, either an employee or representative of Company, with personal knowledge of the acts, events, conditions or opinions recorded therein and in the regular course of Company's business; made at or near the time of the act, event, condition or opinion recorded therein and in the regular course of Company's business; and contain full, true and correct entries of all dealings or transactions relating to the Collateral, in accordance with generally accepted accounting principles, consistently applied.

Section 3.3  Location.  The Company's exact legal name, state of organization and principal place of business are as set forth in the introductory paragraph to this Security Agreement.

Section 3.4  Status of Instruments.  Each Instrument now existing is, and each Instrument hereafter will be, the valid and legally enforceable indebtedness of a bona fide maker thereof for good and valuable consideration, of which Company is the owner and holder, and is not and will not be subject to set-offs, counterclaims or defenses by any maker except as disclosed to Secured Party in writing; and the amount shown on Company's books in respect thereof will be the true and undisputed amount owing and unpaid thereon. Each Instrument is endorsed to Secured Party and is in the possession of Secured Party.

ARTICLE IV
COVENANTS

Section 4.1  Financing Statement Filings.  Company recognizes that financing statements pertaining to the Collateral are being filed with the central filing office of the state where the Company is incorporated or organized and the central filing office (or local filing offices as may be required by law) of any other state where applicable law requires that a financing statement be filed in order to perfect a security interest in the Collateral. Company will immediately notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting security interests in the Collateral. Without limiting the generality of the foregoing, Company will immediately notify Secured Party of any change (1) of Company's legal name, (2) in the state of the Company's incorporation or organization, or corporate structure, (3) in the location of the Books and Records, and (4) in the "location" of Company within the meaning of Section 9.307 of the Code. In any notice furnished pursuant to this Section, Company will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party' security interest in the Collateral.

Section 0.2  Taxes, etc. Company agrees to pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 0.3  Possession of Collateral. Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it.. In the event Secured Party allows a third party to have possession of any of the Collateral, Company will join with Secured Party in notifying the third party of Secured Party' security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.  Secured Party acknowledges that the Collateral, if any, as is contemplated by this Agreement is Company’s interest in and to an escrow account, if any, and as such may never be in the possession of the Company.  Secured Party further acknowledges that the formation of an escrow account for a public financing, if any, in and of itself satisfies Company’s notice requirement in accordance with this Section 4.03.

Section 0.4  Further Assurances.  Company authorizes Secured Party to file financing statements covering the Collateral or stating that Secured Party claims a security interest in the Collateral. In addition, Company will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statement, security agreements or other documents, any document as may be requested by Secured Party, and take all further action that may be necessary or desirable, or that Secured Party may reasonably request to confirm, perfect and preserve the security interest created hereby, and in addition, Company hereby authorizes and appoints Secured Party as Company's true and lawful attorney-in-fact and agent to execute and deliver on behalf of Company and to file such financing statements, security agreements and other documents as Secured Party shall reasonably determine to be necessary. Company shall do all such additional and further acts, things, deeds, give such assurances and execute such instruments as Secured Party reasonably requests to vest more completely in and assure to Secured Party its rights under this Security Agreement. Without limiting the foregoing, (5) Company will mark conspicuously any and all chattel paper included in the Collateral and its Books and Records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party indicating that such chattel paper or Collateral is subject to the security interest granted by this Security Agreement; and (6) in the event any of the Collateral or the Related Rights is evidenced by a note or other instrument, Company will transfer, deliver and assign to Secured Party such note or other instrument duly endorsed and accompanied by duly executed instruments of transfer and assignment, all in form and substance satisfactory to Secured Party, to be held by Secured Party as Collateral under this Security Agreement.

Section 0.2  Delivery of Information.  Company will transmit to Secured Party promptly all information that Company may have or receive with respect to  the Collateral which could reasonably be expected to have a material adverse effect on the Collateral taken as a whole or Secured Party' rights or remedies with respect thereto.

Section 0.3  Title; Prohibited Liens and Filings. (a) Company agrees to protect the title to the Collateral; (b) Company will not pledge, mortgage, lease, license or otherwise encumber, or create or suffer a security interest to exist in any of the Collateral (other than in favor of Secured Party); or (c) sell, assign or otherwise transfer any of the Collateral to or in favor of anyone other than Secured Party. Company will not file or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party.

Section 0.4  Books and Records. Company will provide Secured Party with access to Company's offices, during normal business hours and after reasonable advance written notice provided to Company, in order to allow Secured Party and their representatives to examine Company's Books and Records, and will promptly furnish to Secured Party from time to time, upon request of Secured Party, such copies, extracts and abstracts of its Books and Records as Secured Party may request.

Section 0.5  Cooperation with Secured Party Regarding Control. Company will cooperate with Secured Party in obtaining control with respect to the Collateral.

ARTICLE I
EVENTS OF DEFAULT

Section 1.1  Events of Default. Any of the following events shall constitute an Event of Default under this Security Agreement: ii) the breach by Company of any of the terms or provisions of this Security Agreement, or iii) any representation or warranties made by or on behalf of Company herein shall be materially false as of the date made, or iv) default in the prompt payment when due of any of the Obligations.

ARTICLE I
RIGHTS AND REMEDIES

Section 1.1  With Respect to Collateral.  Company hereby irrevocably appoints each of the Secured Party as Company's true and lawful attorney-in-fact and as agent for Company, in Company's name, place and stead, which appointment is coupled with an interest in the Collateral, with full power of substitution, in Secured Party' name or Company's name or otherwise, for Secured Party' sole use and benefit, but at Company's cost and expense, to exercise without notice, all or any of the following powers at any time during an Event of Default (regardless of whether any of the Secured Obligations is due or not):

(a)

to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue of all or any of the Collateral and otherwise deal with proceeds;

(b)

to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper which are Collateral or are received by Company in connection therewith;

(c)

to settle, compromise, compound, prosecute or defend any action or proceeding with respect of all or any of the Collateral;

(d)

to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails of all or any of the Collateral, as fully and effectually as if Secured Party were the absolute owner thereof;

(e)

to extend the time of payment of all or any of the Collateral and to grant waivers and make any allowance or other adjustment with reference thereto; and

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

Section 1.2  Application of Cash Sums.  During an Event of Default, all cash sums paid to and received by Secured Party on account of the Collateral (7) shall be promptly applied by Secured Party on the Secured Obligations whether or not such Secured Obligations shall have by its terms matured, such application to be made to principal or interest or expenses as Secured Party may elect; provided, further, however, Secured Party' failure to so apply any such sums shall not be a waiver of Secured Party' right to so apply such sums or any other sums at any time, or (8) at the option of Secured Party, shall be released to Company for use in Company's business.

Section 0.2  Default, Remedies.  If all or any part of the Secured Obligations shall become due and payable as specified in the Note or other instrument creating the Obligations, Secured Party may then, or at any time thereafter, take possession of the Collateral with or without judicial process and apply, set-off, sell in one or more sales, lease, license or otherwise dispose of, any or all of the Collateral, in its then-condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or other property, or upon credit or for future delivery, at such price as Secured Party may deem fair and Secured Party may disclaim any warranties of title or fitness in connection therewith. Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of Company or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. If Secured Party receives non-cash proceeds from the disposition of any Collateral, the Secured Party may either value the noncash proceeds and apply such value to the Secured Obligations, or may dispose of the noncash proceeds, as Collateral, until the noncash proceeds have been converted to cash for application to the Secured Obligations. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Company agrees ten (10) days prior written notice shall constitute reasonable notice. Secured Party may require Company to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Company. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party. The Collateral need not be present at any such sale.

Section 0.3  Proceeds. The proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in Sections 9.608 and 9.615 (as applicable) of the Code in effect as of the date hereof. If Secured Party sells any of the Collateral upon credit, Company will be credited only with payments actually made by the purchaser and received by Secured Party. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Company shall be credited with the proceeds of the sale.

Section 0.4  Deficiency. Company shall remain liable to Secured Party for any Secured Obligations, advances, costs, charges and expenses, together with interest thereon remaining unpaid and shall pay the same immediately to Secured Party at Secured Party' offices.

Section 0.5  Secured Party' Duties. The powers and remedies conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such power or remedy. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration or other notice or demand in connection with the Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties, all of which are hereby waived by Company. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party' rights in or to, any of the Collateral.

Section 0.6  Secured Party' Actions. Company waives any right to require Secured Party to proceed against any Person, exhaust any Collateral, or have any Other Liable Party joined with Company in any suit arising out of the Secured Obligations or this Security Agreement or pursue any other remedy in Secured Party' power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, renewal or extension for any period of any of the Secured Obligations from time to time; and waives any defense arising by reason of any disability or other defense of any Company or of any Other Liable Party, or by reason of the cessation from any cause whatsoever of the liability of any Company or of any Other Liable Party. All dealings between Company and Secured Party, whether or not resulting in the creation of Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all Secured Obligations shall have been paid in full, Company shall have no right to subrogation, and Company waives any right to enforce any remedy which Secured Party now has or may hereafter have against any Other Liable Party and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party.

Section 0.7  Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Secured Obligations. No security taken hereafter as security for payment of the Secured Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

Section 0.8  Continuing Agreement. This is a continuing agreement and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable, and until Secured Party have no further obligation to advance monies to Company. Furthermore, it is contemplated by the parties hereto that there may be times when no Secured Obligations are owing; but notwithstanding such occurrence, this Security Agreement shall remain valid and shall be in full force and effect as to subsequent Secured Obligations provided that Secured Party have not executed a written termination statement. Otherwise this Security Agreement shall continue irrespective of the fact that the personal liability of any Other Liable Party may have ceased, and notwithstanding the bankruptcy of Company or any Other Liable Party or any other event or proceeding affecting Company or Other Liable Party.

Section 0.9  Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any of the other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code, as amended from time to time.

Section 0.10  Remedy and Waiver. Secured Party may remedy any Default and may waive any Default without remedying or waiving any prior or subsequent Default.

Section 0.11  Non-Judicial Remedies. Secured Party may enforce its rights hereunder without resort to prior judicial process or judicial hearing, and Company expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Company recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargaining at arm's length. Nothing herein is intended to prevent Secured Party or Company from resorting to judicial process at either party's option.

ARTICLE I
MISCELLANEOUS

Section 1.1  Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party (or any failure to so exercise) of any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from full liability on the Secured Obligations and for any deficiency thereon.

Section 1.2  Notices. Any notice, demand, or other communication required to be given or to be served upon any party hereunder shall be in writing and delivered to the person to whom the notice is directed, either: (i) in person; (ii) by United States Mail, as a registered or certified item with return receipt requested; (iii) delivered by delivery service (including any express mail or overnight delivery service), or (iv) sent by telex or facsimile. Notices, demands, or other communications delivered by mail shall be deemed given and received when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper, addressed properly, with proper postage affixed. Any notice, demand, or other communication given other than by certified or registered mail, return receipt requested, shall be deemed to have been given and received when delivered to the address of the party to whom it is addressed as stated below:

Secured Party:

  [Borrower]

Address:

Attn:

Fax:

With Copy To:

  [Name of Counsel]

Address:

Attn:

Fax:

Company:

  Smarte Solutions, Inc.

Address:

Attn: Bala Vishwanath, CEO
Fax:

Either party hereto may change its address for notice by giving the other party ten days' advance written notice of such change of address.

Section 1.3  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable federal law.

Section 1.4  Amendment and Waiver. This Security Agreement may not be amended, altered, or modified (nor may any of its terms be waived) except in writing duly signed by an authorized officer of Secured Party and by Company.

Section 1.5  Invalidity. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Company and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

Section 1.6  Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon Company and shall inure to the benefit of Secured Party and their successors and assigns.

Section 1.7  Survival of Agreements. All representations and warranties of Company herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

Section 1.8  Titles of Articles and Sections. All titles or headings to articles, sections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

IN WITNESS WHEREOF, the Company and Secured Party have executed this Security Agreement effective as of the date set forth hereinabove.

DEBTOR:

Smarte Solutions, Inc., a Delaware corporation

By:

/s/ BALA VISHWANATH

Name: Bala Vishwanath

Its:

CEO

SECURED PARTIES:

___________________, a _______corporation

By:

Name:

____________________________________

Its:

SCHEDULE OF NOTE HOLDERS PARTY TO SECURITY AGREEMENT

Name	Date	Amount	Warrants	Warrant Exp	Warrant Value
Scott McAllister	6/28/04	$75,000.00	10500	6/28/05	$5,250.00
Jerry D. Simmons	6/28/04	$50,000.00	7000	6/28/05	$3,500.00
Randy Weiss	6/29/04	$150,000.00	21000	6/29/05	$10,500.00
Shelly & Shane Phillips	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Alice & Don Frenk	6/30/04	$27,000.00	3780	6/30/05	$1,890.00
John B. Hall	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Michael J. Blackwell	7/6/04	$50,000.00	7000	7/6/05	$3,500.00
Gregory Brown	7/7/04	$30,000.00	4200	7/7/05	$2,100.00
Agincourt, LLC	7/7/04	$100,000.00	14000	7/7/05	$7,000.00
Renata I. Krajnik	7/7/04	$10,000.00	1400	7/7/05	$700.00
Tracy Sharp	7/7/04	$40,000.00	5600	7/7/05	$2,800.00
Charles M. Gray	7/8/04	$50,000.00	7000	7/8/05	$3,500.00
Peter John Bagnall	7/8/04	$25,000.00	3500	7/8/05	$1,750.00
Azar Computer	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Thomas G. Reagan	7/9/04	$50,000.00	7000	7/9/05	$3,500.00
Judith Eifert Beck	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Richard Gift	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Greg Sparks	7/9/04	$75,000.00	10500	7/9/05	$5,250.00
Paul Foreman	7/14/04	$100,000.00	14000	7/14/05	$7,000.00
Ron Bowling	7/16/04	$50,000.00	7000	7/16/05	$3,500.00
Sherry Ellenbogen	7/19/04	$50,000.00	7000	7/19/05	$3,500.00
Mary Ann Thompson Frenk F Trust	7/21/04	$500,000.00	70000	7/21/05	$35,000.00
Carl Kleimann	7/22/04	$10,000.00	1400	7/22/05	$700.00
Odyssey Marketing Group	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Dorchie Ferrell	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Wayne Parkman	7/27/04	$75,000.00	10500	7/27/05	$5,250.00
Sue Hardy	7/27/04	$25,000.00	3500	7/27/05	$1,750.00
Sequel Properties	7/28/04	$100,000.00	14000	7/28/05	$7,000.00
Gregory Wolski	7/29/04	$10,000.00	1400	7/29/05	$700.00
Ali Gallagher	8/3/04	$100,000.00	14000	8/3/05	$7,000.00
Celia Martin	8/3/04	$20,000.00	2800	8/3/05	$1,400.00
Richard L. Hunter, Jr	8/3/04	$50,000.00	7000	8/3/05	$3,500.00
Michael & Kimberly Kline	8/5/04	$25,000.00	3500	8/5/05	$1,750.00
Michael Mcauliffe	8/5/04	$38,822.29	5436	8/5/05	$2,718.00
Chanan Seneewongs	8/6/04	$25,000.00	3500	8/6/05	$1,750.00
Vicki Frenk	8/9/04	$10,000.00	1400	8/9/05	$700.00
William & Elizabeth Race	8/11/04	$25,000.00	3500	8/11/05	$1,750.00
Kevin McAuliffe	8/13/04	$24,684.80	3456	8/13/05	$1,728.00
Timothy Glass	8/13/04	$15,000.00	2100	8/13/05	$1,050.00
M. Marcus Malinak	8/17/04	$19,343.05	2709	8/17/05	$1,354.50
Eric Sutherland	8/19/04	$25,000.00	3500	8/19/05	$1,750.00
Michael Craddock	8/20/04	$50,000.00	7000	8/20/05	$3,500.00
Bob Allison	8/23/04	$100,000.00	14000	8/23/05	$7,000.00
Manuel Coats	8/24/04	$25,000.00	3500	8/24/05	$1,750.00
TOTAL		$2,429,850.14	340181		$170,090.50

ANNEX "A"

Defined Terms

"Books and Records" shall mean all books, records, reports, memoranda, and/or data compilations, in any form (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and any other computer materials and records), of Company pertaining to any of the Collateral or any other Property of Company or any Other Liable Party in which Secured Party may have a security interest.

"Code" shall mean the Uniform Commercial Code in effect as of the date hereof in the State of Texas.

"Collateral" shall mean the escrow account, if any, in the event of a public financing for Company, in which Secured Party shall have a security interest pursuant to Section 2.01 of this Security Agreement.

"Company" has the meaning as defined in the introductory paragraph..

"Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

"Note" shall mean the Subordinated Promissory Note, of even date herewith, in the original principal amount of $___________, executed by Company, and payable to Secured Party, and being the same Note referred to on Page 1 of this Security Agreement.

"Event of Default" has the meaning specified in of this Security Agreement.

 "Instruments" has the meaning specified in [___________]of this Security Agreement.

.

"Obligations" shall mean all indebtedness under the Note, and all other indebtedness, obligations and liabilities of Company to the Secured Party,, and all renewals, extensions, refinancings and replacements for the foregoing.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"Property" shall mean any interest of any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Related Rights" shall mean all chattel papers, documents, instruments, general intangibles, investment property, letter-of-credit rights and supporting obligations relating to the Collateral and all rights now or hereafter existing in and to all supporting obligations, leases, licenses and other contracts securing or otherwise relating to any Collateral or any such chattel papers, documents, instruments, general intangibles, investment property, letter-of-credit rights and supporting obligations.

"Secured Obligations" has the meaning specified in  of this Security Agreement.

"Secured Party" has the meaning specified in the introductory paragraph.

"Security Agreement" has the meaning specified in the introductory paragraph.